UNITED STATES SECURITIES AND

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Twenty-First Century Fox, Inc.

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COMCAST CORPORATION

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On the evening of June 13, 2018, Comcast released the following communication.

A Superior Proposal for 21 st Century Fox Shareholders JUNE 13, 2018

Important information

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements which are, or may be deemed to be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this press release may include statements relating to the expected timing, scope, terms and conditions of a Comcast transaction to acquire certain businesses and assets of Twenty-First Century Fox, Inc. ("21CF"), the likelihood and timing of receipt of regulatory approvals with respect to a Comcast transaction to acquire 21CF, the anticipated benefits of the potential transaction and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as "plans", "expects" or "does not expect", "is expected", "is subject to", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including any legal and regulatory developments and changes and other risks and uncertainties including those described in Comcast's filings with the U.S. Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this press release should be construed in the light of such factors. Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

This document does not constitute an offer to buy or solicitation of an offer to sell any securities. This document is for informational purposes only and relates to a proposal that Comcast has made to 21CF. Comcast has filed a preliminary proxy statement in connection with 21CF's special meeting of stockholders at which the 21CF stockholders will be asked to consider certain proposals regarding the proposed acquisition of 21CF by The Walt Disney Company (the "Special Meeting Proposals"). As further set forth in such proxy statement, which once definitive will be sent to 21CF stockholders, Comcast is soliciting votes against the Special Meeting Proposals. INVESTORS IN 21CF AND COMCAST ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), AND ANY OTHER DOCUMENTS FILED BY COMCAST WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the proxy statement and other documents filed with the SEC by Comcast through the website maintained by the SEC at https://www.sec.gov or by contacting Comcast's proxy solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885 or comcast@mackenziepartners.com.

Participants in the Solicitation

Comcast and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from 21CF's stockholders in connection with the Special Meeting Proposals. Information about Comcast's directors and executive officers is available in Comcast's proxy statement, dated April 30, 2018, filed with the SEC in connection with Comcast's 2018 annual meeting of stockholders. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings and otherwise, is contained in the preliminary proxy statement filed by Comcast with the SEC on June 13, 2018.

Non-GAAP Financial Measures

Our presentation may also contain non-GAAP financial measures, as defined in Regulation G, adopted by the SEC. We provide reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure in our Form 8-K (Quarterly Earnings Release) announcing our quarterly earnings and in our trending schedules, which can be found on the SEC's website at https://www.sec.gov and our website at www.cmcsa.com.

2

COMCAST

3 Brian L. Roberts Chairman & CEO, Comcast Corporation

4 History of acquisitions to drive scale, growth and superior shareholder returns AT&T Broadband (2002) Established scale in distribution Established scale in content NBCUniversal (2011 - 13) Universal Studios Japan DreamWorks Animation (2015 - 17) Augment scale in existing businesses while adding global growth and expansion 1963 2018 Continued content scale

5 124% 140% 171% 231% Transmission / Distribution S&P 500 Index Entertainment/Media CMCSA (1) The composition of our peer groups are outlined in our proxy statement filed with the SEC on 4/30/18. The cumulative returns for each of the peer groups are as of 5/31/18 and are calculated by averaging returns without reference to market capitalization or other weightings. 1972 2018 CMCSA S&P 500 Average annual return CMCSA 17.1% S&P 500 Index 10.5% Total shareholder return since the IPO in 1972 … 2018 and beyond A history of growth through acquisition successful integration Ten - year total shareholder return far exceeds peer groups (1) + + = best - in - class execution building shareholder value May 31, 2018

6 A superior proposal Offer comparison Consideration 100% stock 100% cash Offer price per share $29.42 (2) $35.00 Total equity value $55Bn (2) $65Bn Premium to Disney offer: +19% or $10Bn of equity value 1) Assumes Fox’s current 39% stake in Sky. 2) Based on exchange ratio of 0.2745 shares of Disney common stock for each share of Fox common stock, as announced on 12/14/17, and Disney share price as of noon (ET) on 6/13/18. Proposal to acquire the same businesses (1) as Disney’s transaction with Fox for $35.00 per share in cash. Disney Superior cash offer provides greater certainty and value. 1 Contains the same safeguards as Disney. 2 Confident in regulatory approval. 3

7 Mike Cavanagh CFO, Comcast Corporation

8 Superior proposal that addresses 21 st Century Fox Board’s stated concerns 1) Net debt at 3/31/18 adjusted to account for cash to be allocated to New Fox. Note: Assumes 39% ownership of Sky. Valuation summary Cash offer price per share Premium vs. Disney offer $35.00 +19% Fully diluted shares outstanding 1.87 Equity value $65 Net debt (1) $ 13 Enterprise value $79 ($ in billions, except per share values) Transaction structure • Superior all - cash offer provides greater and more certain value to 21 st Century Fox shareholders • Proposal to acquire the same businesses as Disney’s transaction with Fox • Assumes same spin - off of New Fox to 21 st Century Fox shareholders • Contains strong regulatory safeguards − Matches structural remedy commitments agreed to by Disney − Includes same $2.5Bn regulatory breakup fee as agreed to by Disney • No financing contingencies • Comcast remains committed to acquisition of Sky at £12.50/share Approvals and timing • Subject to approval by 21 st Century Fox shareholders, regulatory approvals and other customary closing conditions • Expected to close within 12 months of signing

9 Favorable financial transaction for a compelling strategic opportunity (1) Transaction creates shareholder value • Expect to realize significant cost synergies of at least $2 billion. • Immediately and meaningfully accretive to FCF/share and EPS. (2) • Return on invested capital to exceed the weighted average cost of capital within a reasonable period of time. • After de - levering to 2.2x, pro forma FCF/share expected to exceed standalone Comcast status quo scenario. Committed to maintaining a strong balance sheet • Estimated pro forma net leverage of modestly above 4x at year end 2019. (3) • Expect to maintain solid investment grade ratings post closing. • Committed to returning to target leverage within a reasonable period of time. • Significant ability to rapidly de - lever; ~0.5x per year reduction in net leverage. Highly attractive pro forma financial and strategic profile • Pro forma company generates approximately $130 billion of revenue and $40 billion of EBITDA annually. (4) • Accelerates revenue, EBITDA and FCF growth. • Earnings more balanced between US/International and Distribution/Content. 1) All information on this slide assumes 100% ownership of Sky and does not assume consolidation of Hulu. 2) Excluding one - time transaction related expenses and impact of purchase accounting. 3) Does not include synergies. 4) Estimated based on Comcast CY2018E consensus estimates, Sky and RemainCo FY2018E/FY2019E financials provided by 21 st Century Fox in the proxy filed 5/30/18. Amounts include synergies and do not include impacts of purchase accounting.

10 Confident in regulatory approval on timetable equivalent to Disney • Comcast’s acquisition of these Fox assets would not be subject to FCC review • Minimal US antitrust issues and proposal contains strong safeguards for 21 st Century Fox shareholders − Primarily international assets being acquired (70% of acquired revenue is international, assuming 100% of Sky) − Overlap in domestic businesses compares favorably vs. Disney − Matches structural remedy commitments provided by Disney − Proposal includes $2.5Bn regulatory breakup fee provided by Disney − Open to working with antitrust authorities on structural and/or behavioral remedies as needed • Confident in timely international approvals given limited existing Comcast presence outside of US • No material difference expected in timing of antitrust review vs. Disney

11 Steve Burke CEO, NBCUniversal

12 Evolution of the media industry More professional video content will be watched than ever. The most successful companies will produce content at scale and distribute it broadly. Audiences will be global and technology agnostic.

13 Studios Sports 1) 39% ownership; both 21 st Century Fox and Comcast NBCUniversal have offered to acquire 100% of Sky. (1) Entertainment News Leading production, in English and local languages. Content: Transaction enhances production and IP portfolio Comcast NBCUniversal 21 st Century Fox Assets Outstanding collection of IP and library. Rights for key sports in complementary geographies. Widely viewed and highly respected news organizations. (1)

14 1) 39% ownership; both 21 st Century Fox and Comcast NBCUniversal have offered to acquire 100% of Sky. 2) 30% ownership. 3) Including Comcast cable and Sky customer relationships. Distribution: Adds global scale platforms, including OTT Nearly doubles Comcast’s customer relationships to 53M (3) Traditional Distribution Over the Top Platforms US Europe India Latin America (1) Reaches new customers thru fast - growing OTT offerings (2) (1)

15 International: Expands our core business to attractive new global markets International 9% Intl 9% Revenue mix (1) 1) 2017A assuming 100% ownership of Sky. International 27% Leadership positions in four of the largest media markets #1 #1 #1 #1 Comcast NBCUniversal Comcast NBCUniversal + 21 st Century Fox assets

16 We have a strong track record Largest box office and profitability in history #1 rated TV network (A18 - 49), 5 years in a row #1 rated cable entertainment network , 12 years in a row #1 business network #1 rated Spanish broadcaster (A18 - 49) #1 show (Sunday Night Football); Olympics broadcaster #1 in morning, evening and weekend time periods Fastest growing and 2 nd largest park operator World - class network, products and technologies Most innovative, advanced video platform

17 Proven ability to integrate, invest in and grow content companies $ in billions Source: Company filings. The fastest growing media company 2011 2012 2013 2014 2015 2016 2017 $3.8 $8.2

18 We are the perfect home for the Fox assets 1 2 3 4 Proven integration track record Trusted brand and franchise steward Commitment to investment and growth Culture of collaboration - Symphony 5 Strong, experienced management team